                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                           Lifequest Medical, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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


                            LIFEQUEST MEDICAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LifeQuest Medical, Inc. (the "Company") will be held on Tuesday, June 17, 1997, at 3:00 p.m., E.D.T., at Val-U-Med, Inc.'s executive offices, located at Fulton 400 Corporate Center, Suite 700, Roswell, Georgia, for the following purposes:

              (1) a proposal to elect eight (8) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

              (2) a proposal to amend the Company's 1989 Stock Option Plan, as amended (the "Option Plan"), to increase the number of shares authorized for issuance under the Option Plan to 1,500,000.

              (3) a proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 1997; and

              (4) to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

       Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

       The Board of Directors of the Company has fixed the close of business on May 12, 1997, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten (10) days prior to the meeting. The list will be open to the examination of any stockholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.


                                           By Order of the Board of Directors,



                                           HERBERT H. SPOON
                                           President and Chief Executive Officer


San Antonio, Texas
May 12, 1997

                             --------------------


                                   IMPORTANT

       YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                            LIFEQUEST MEDICAL, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 17, 1997


GENERAL INFORMATION

       This Proxy Statement and the accompanying proxy are furnished to the stockholders of LifeQuest Medical, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting" or "Meeting") to be held on Tuesday, June 17, 1997, at 3:00 p.m., E.D.T., at Val-U-Med, Inc., and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. Properly executed proxies received in time for the Meeting will be voted.

       The securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock, $.001 par value (the "Common Stock"). At the close of business on May 12, 1997 (the "Record Date"), there were outstanding and entitled to vote 5,789,021 shares of Common Stock. The holders of record of Common Stock on the Record Date will be entitled to one vote per share. The Company's Certificate of Incorporation does not permit cumulative voting in the election of directors.

       The Annual Report to Stockholders for the year ended December 31, 1996 has been or is being furnished with this Proxy Statement, which is being mailed on or about May 12, 1997, to the holders of record of Common Stock on the Record Date. The Annual Report to Stockholders does not constitute a part of the proxy materials.

VOTING AND PROXY PROCEDURES

       Properly executed proxies received in time for the Meeting will be voted. Stockholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted for the election of the eight nominees for director named herein, for the proposal to amend the Company's 1989 Stock Option Plan, as amended (the "Option Plan"), to increase the number of shares authorized for issuance under the Option Plan to 1,500,000, and for ratification of the appointment of Arthur Anderson LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997. At the date of this Proxy Statement, management of the Company knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

       If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary at the Company's executive offices at any time before the enclosed proxy is exercised. Stockholders attending the Annual Meeting may revoke their proxies and vote in person. The Company's executive offices are located at 9601 McAllister Freeway, Suite 1120, San Antonio, Texas 78216.

       The holders of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting is required for the election of directors, the affirmative vote of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of the proposal to amend the Option Plan to increase the number of shares of Common Stock authorized for issuance under the Option Plan to 1,500,000, for the ratification of the appointment of Arthur Andersen LLP and any other matters as may properly come before the Annual Meeting or any adjournment thereof.

       Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against the proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

       The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.


                           OWNERSHIP OF COMMON STOCK

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

       The following table sets forth as of March 15, 1997, certain information with respect to the Company's Common Stock beneficially owned by each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, each of its directors, each executive officer named in the Summary Compensation Table and by all its directors and executive officers as a group. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.

                                                        AMOUNT AND NATURE OF
 NAME AND ADDRESS OF BENEFICIAL OWNER(1)                BENEFICIAL OWNERSHIP               PERCENT(2)
 ------------------------------------                   --------------------               ----------
 Richard H. Klein  . . . . . . . . . . . . . . .              600,000                        10.50%

 Gregory M. Miles  . . . . . . . . . . . . . . .              320,008                         5.60%
 7055 Divot Drive
 LaVerne, CA 91750

 Herbert H. Spoon  . . . . . . . . . . . . . . .              150,419(3)                      2.57%

 David J. Collette, M.D. . . . . . . . . . . . .               20,900(4)                       *

 Randall K. Boatright, C.P.A.  . . . . . . . . .               20,350(5)                       *

 Kalford C. Fadem  . . . . . . . . . . . . . . .              180,000                         3.15%

 Robert L. Evans . . . . . . . . . . . . . . . .              131,250(6)                      2.30%

 Jeffrey H. Berg, Ph.D.  . . . . . . . . . . . .               25,000(7)                       *

 Robert B. Johnson . . . . . . . . . . . . . . .               29,095(8)                       *
 All executive officers and directors as a group
 (9 persons, including the executive officers
 and directors listed above) . . . . . . . . . .            1,337,014(9)(10)                 22.46%

---------------
*      Represents less than 1% of the issued and outstanding shares of Common
       Stock.
(1) Except as otherwise noted, the street address of the named beneficial owner is 9601 McAllister Freeway, Suite 1120, San Antonio, Texas 78216.
(2) Based on a total of 5,712,641 shares of Common Stock issued and outstanding on March 15, 1997.
(3) Includes 148,419 shares which Mr. Spoon has the right to acquire upon the exercise of stock options.

(4) Represents shares which Dr. Collette has the right to acquire upon the exercise of stock options.
(5) Represents shares which Mr. Boatright has the right to acquire upon the exercise of stock options.
(6)    Represents shares which Mr. Evans shares voting and dispositive power.
(7) Represents shares which Dr. Berg has the right to acquire upon the exercise of stock options.
(8) Includes 25,000 shares which Mr. Johnson has the right to acquire upon the exercise of stock options.
(9) Includes 239,669 shares which executive officers and directors have the right to acquire upon the exercise of options.
(10) Includes 131,250 shares which Mr. Evans shares voting and dispositive power.

                   MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

       Eight directors (constituting the entire Board) are to be elected at the Annual Meeting. All of the nominees named below are now directors of the Company. All nominees have consented to be named and have indicated their intent to serve if elected.

                                                                            Served as a
 Name                         Age  Positions and Offices with the Company   Director Since
 ----                         ---  --------------------------------------   --------------
 Herbert H. Spoon              53  President, Chief Executive Officer and   1991
                                   Director

 Randall K. Boatright,         48  Vice-President, Chief Financial          1997
 C.P.A.                            Officer,

 David J. Collette, M.D.       43  Vice-President Research and              1997
                                   Development and Director

 Kalford C. Fadem              39  Vice-President and Director              1997

 Richard H. Klein              44  Vice-President and Director              1997

 Robert B. Johnson             66  Director                                 1990

 Jeffrey H. Berg, Ph.D.        54  Director                                 1995

 Robert L. Evans               58  Director                                 1997

---------------

       Biographical information on these directors is set forth below under "Further Information -- Board of Directors and Executive Officers."

       It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of such nominees. Management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

       The enclosed form of proxy provides a means for the holders of Common Stock to vote for each of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all nominees. Each properly executed proxy received in time for the Meeting will be voted as specified therein, or if a stockholder does not specify in his or her executed proxy how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein or for other nominees as provided above. The director nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

COMMITTEES OF THE BOARD OF DIRECTORS

       The business of the Company is managed under the direction of its Board of Directors. The Company's Board of Directors has established two standing committees: Audit and Compensation.

       The Audit Committee recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits, reviews reports from the independent accountants and meets with the independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee consists of two non-employee directors: Jeffrey
H. Berg, Ph.D. and Robert B. Johnson.

       The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to directors and officers of the Company and administers the Option Plan. The Compensation Committee consists of two non-employee directors: Jeffrey H. Berg, Ph.D. and Robert B. Johnson.

MEETINGS OF THE BOARD OF DIRECTORS

       During 1996, the Board of Directors met six times and took action on two occasions by unanimous written consent. The Compensation Committee and the Audit Committee each met one time during 1996 and the Compensation Committee took action on two occasions by unanimous written consent. Each of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board of Directors and Committees of which he was a member.

COMPENSATION OF DIRECTORS

       During 1996, each non-employee member of the Board of Directors received an annual stipend of $9,000 as well as $1,000 for attendance at each meeting of the Board of Directors or Committee of the Board of Directors. The non-employee members of the Board of Directors are also reimbursed for their travel expenses to and from the meetings. The Board of Directors adopted a Non-Employee Director Stock Option Plan (the "NEDSOP") in 1995, pursuant to which non-employee directors may be granted stock options to purchase Common Stock. The amount and exercise price of options granted under the NEDSOP are determined by a committee appointed by the Board of Directors to administer the NEDSOP. During 1996, no options were granted under the NEDSOP.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
             INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS


PROPOSAL 2: PROPOSAL TO AMEND THE OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE OPTION PLAN TO 1,500,000

       The Option Plan was originally adopted effective as of December 31, 1989, and amended by stockholder approval in May 1993. The Option Plan currently entitles employees, directors and consultants of the Company to receive options to purchase up to an aggregate of 685,000 shares of the Company's Common Stock (subject to adjustment for changes in capitalization), which options may be either (i) incentive stock options within the meaning of
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or
(ii) non-incentive stock options, subject to the provisions of Section 83 of the Code and applicable treasury regulations. The Plan is intended to advance the best interests of the Company by providing such persons with additional incentive by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in the Company's employ.

       The Company proposes to amend the Option Plan to increase the number of shares of Common Stock available for grant by 815,000 shares. Of the 685,000 shares of Common Stock authorized for grant under the Option Plan, 104,957 shares remain available as of March 15, 1997. If the proposed amendment is approved, the aggregate number of shares which may be issued or covered by options pursuant to the Option Plan would be increased from 685,000 to 1,500,000.

       The dollar value of benefits or amounts to be received under this proposed amendment to the Option Plan are not determinable at this time because the dollar value of any such benefits or amounts to be received is dependent upon the fair market value of Common Stock increasing from the date of grant of options under the Option Plan to the date of exercise of such options.

       Assuming the presence of a quorum, approval of the proposal to amend the Option Plan to increase the number of shares authorized for issuance under the Option Plan to 1,500,000 requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be considered as a vote for or against the proposal and therefore will have no effect on the outcome of the proposal. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL
           TO AMEND THE OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE OPTION PLAN TO 1,500,000

PROPOSAL 3: PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997

       The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending December 31, 1997. Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. Arthur Andersen LLP has served as independent public accountants of the Company with respect to the Company's consolidated financial statements for the past seven years and is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors may reconsider the appointment.

       Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

       Assuming the presence of a quorum, ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be considered as a vote for or against the proposal and therefore will have no effect on the outcome of the proposal. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS
          OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997

                              FURTHER INFORMATION

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

       Set forth below is information with respect to each director and executive officer of the Company as of March 15, 1997. The executive officers are elected by the Board of Directors and serve at the discretion of the Board.

 Name                                  Age                  Position
 ----                                 -----   -------------------------------------
 Herbert H. Spoon  . . . . . . . .     53     President, Chief Executive Officer
                                              and Director

 Randall K. Boatright, C.P.A.  . .     48     Vice President, Chief Financial
                                              Officer, Secretary and Director

 David J. Collette, M.D. . . . . .     43     Vice President of Research &
                                              Development, and Director

 Richard H. Klein  . . . . . . . .     44     Vice President and Director

 Kalford C. Fadem  . . . . . . . .     39     Vice President and Director

 Robert S. Fadem . . . . . . . . .     35     Vice President

 Robert L. Evans . . . . . . . . .     58     Director

 Jeffrey H. Berg, Ph.D(1)(2) . . .     54     Director

 Robert B. Johnson(1)(2) . . . . .     65     Director

---------------
(1)    Member of the Audit Committee.
(2)    Member of the Compensation Committee.


       JEFFREY H. BERG, PH.D. has served as a director of the Company since March 1995, and has served as the President of Health Care Insights, a consulting firm specializing in health care companies, since January 1993. During 1992, Mr. Berg was a financial analyst covering the health care industry for The Chicago Corp, an investment bank. During 1990 and 1991, Mr. Berg was a financial analyst covering the health care industry for William K. Woodruff &Co., a Dallas-based investment bank. From 1987 to January 1990, he was the Vice President of Research specializing in the health care industry for J. C. Bradford & Comp. Mr. Berg is currently a director of Bio-Imaging Technologies, Biologix International, IMX Corporation and Allou Health and Beauty Care, Inc., each of which is a publicly-held company.

       HERBERT H. SPOON has served as President, Chief Executive Officer and as a director of the Company since 1991. From 1986 to 1991, he served as President of Gynopharma, Inc., a developer and marketer of OB-GYN drugs, devices and diagnostic products. From 1984 to 1986, Mr. Spoon was Vice President and General Manager of Lederle Laboratories, the pharmaceutical division of American Cyanamid Company.

       ROBERT B. JOHNSON has served as a director of the Company since 1990. He has been retired since 1988. From 1973 to 1988, he was employed by Lederle Laboratories, the pharmaceutical division of American Cyanamid Company, in various capacities, including President from 1984 to 1988, Vice President from 1978 to 1984 and Director of Manufacturing from 1976 to 1978.

       RANDALL K. BOATRIGHT, C.P.A. has served as a director of the Company since February 1997. Mr. Boatright has also served as Vice President, Chief Financial Officer and Secretary of the Company since 1992. From 1985 to 1992, Mr. Boatright served as Executive Vice President, Chief Financial Officer and Director of Abraxas Petroleum Corporation. Prior to that, Mr. Boatright practiced accounting with the firm of Coopers and Lybrand. Mr. Boatright is a certified public accountant in Texas and Virginia.

       DAVID J. COLLETTE, M.D. has served as Director of the Company since February 1997. Since November 1993, he has served as Vice President of Research and Development after joining the Company in May 1993 as Director of Clinical Affairs. His industry background encompasses 14 years combined experience in clinical medicine, regulatory affairs, and product development. Dr. Collette also serves as Chief Operating Officer of LifeQuest Endoscopic Technologies, Inc., a wholly owned subsidiary of the Company.

       ROBERT L. EVANS is Manager Western Operations for GE Fanuc Automation North America, Inc. GE Fanuc specializes in automation technology and is a global joint venture between GE Company and Fanuc Ltd. of Japan. Mr. Evans has been employed by GE Company in various marketing, sales, and management assignments since 1962. He has been associated with Val-U-Med, Inc. since its inception in 1993.

       KALFORD C. FADEM has served as a director of the Company since February 1997. Mr. Fadem has also served as a Vice President of the Company and Chief Operating Officer of Val-U-Med, Inc., a wholly owned subsidiary of the Company ("Val-U-Med"), since 1996. From 1993 to 1996, Mr. Fadem served as President of Val-U-Med, Inc. prior to the acquisition of Val-U-Med, Inc. by the Company. Previous to that, Mr. Fadem was employed as an application developer, support engineer, and sales manager for several computer aided design and computer aided engineering (CAD/CAE) software developers.

       ROBERT S. FADEM has served as a Vice President of the Company and as Vice President of Sales for Val-U-Med since 1996. From 1993 to 1996, Mr. Fadem served as Vice President of Sales for Val-U-Med, Inc. prior to its acquisition by the Company. Previous to that Mr. Fadem was employed in medical sales.

       RICHARD H. KLEIN has served as a director for the Company since February 1997. Mr. Klein has also served as a Vice President of the Company and as Chief Operating Officer of Klein Medical, Inc., a wholly owned subsidiary of the Company ("Klein Medical"), since 1996. From 1992 to 1996, Mr. Klein served as President of Klein Medical, Inc. prior to its acquisition by the Company. Previous to that, Mr. Klein was employed as a sales representative for Weck Surgical, Inc.

       Robert S. Fadem and Kalford C. Fadem are brothers. Robert L. Evans is the father-in-law of Robert S. Fadem. There are no other family relationships among the Board of Directors and executive officers.

       All directors of the Company hold office until the next annual meeting of stockholders and the election and qualification of their successors. Each officer of the Company was chosen by the Board of Directors and serves at the pleasure of the Board of Directors until his or her successor is appointed or until his or her earlier resignation or removal in accordance with applicable law.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Compensation Committee is responsible for making all compensation decisions for the named executives including determining base salary, annual incentive compensation amounts and granting stock options under the Option Plan.

       Overall Objectives of the Executive Compensation Program

       The purpose of the Company's compensation plan is to attract, retain and motivate key management employees. It is the philosophy of the Company to pay its executives at levels commensurate with both Company and individual performance. A primary consideration in developing the Company's executive compensation programs is to link the long-term financial interests of executives with those of the Company and its stockholders. The Compensation Committee reviews compensation for comparable organizations in order to establish the Company's total compensation program and determine awards under the Option Plan.

       In 1996, the total compensation program for the Company's top executives, approved by the Company's Board of Directors, consisted of a base salary, bonus and stock option grants for each of such executives.

       Base Salary Program

       It is the Company's policy to establish salaries at a level approximating the average of the competitive levels in comparable organizations and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company.

       Annual Incentive

       Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include revenue growth, net profitability and cost control. The Compensation Committee does not utilize formalized mathematical formulae, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive. The Compensation Committee believes that the Company's growth in revenue and profitability requires subjectivity on the part of the Committee when determining incentive payments. The Compensation Committee believes that specific formulae restrict flexibility.

       1989 Stock Option Plan

       The Option Plan permits the Company to make grants of stock options to employees as part of the Company's overall incentive compensation program. See "Proposal 2: Proposal to Amend the Option Plan to Increase the Number of Shares Authorized for Issuance under the Option Plan to 1,500,000." The Option Plan is intended to attract, retain and motivate key management personnel and to align the interest of the executives with those of stockholders. The overall long-term incentive grant levels are established by reviewing the number of shares reserved for such plans by comparable organizations. Individual long-term incentive grants are based on the employee's position in the Company and responsibility level.

       Compensation of Chief Executive Officer

       In 1996, the Compensation Committee structured the compensation package of Mr. Herbert H. Spoon, the Chief Executive Officer of the Company, is the same manner and based upon the same criteria as the Company's other executive officers. It is the belief of the Compensation Committee that Mr. Spoon's total compensation package for 1996 properly reflects his importance and contributions to the Company.

       Section 162(m)

       Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of the Company's five highest paid executives. Excluded from this limitation is compensation that is "performance based." For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. In general, the Company believes that compensation relating to options granted under the Option Plan will not be excluded from the $1 million limitation calculation. Compensation relating to the Company's incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Committee in establishing the performance goals for such awards. The Committee believes that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and inures to the benefit of the Company's stockholders. The Committee, however, intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

       Conclusion

       The Compensation Committee believes these executive compensation policies serve the interests of the stockholders and the Company effectively. The Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the stockholders' benefit.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                             Jeffrey H. Berg, Ph.D.
                               Robert B. Johnson

EXECUTIVE COMPENSATION

       The following table summarizes all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 1994, 1995 and 1996 by the Company's Chief Executive Officer and the Company's other executive officers who received in excess of $100,000 in salary and bonus from the Company during 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                   ANNUAL COMPENSATION              AWARDS
                                           ----------------------------------   -------------


                                                                                  SECURITIES
                                 FISCAL                          OTHER ANNUAL     UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR       SALARY     BONUS    COMPENSATION    OPTIONS (#)    COMPENSATION(1)
 -----------------------------  --------   --------    -------   ------------   -------------   ---------------
 Herbert H. Spoon  . . . . .      1996     $141,600    $6,000          0          31,580                $721
   President and Chief            1995     $153,500         0          0          18,840                $720
   Executive Officer              1994     $147,125         0          0           8,060                $702

 David J. Collette, M.D. . .      1996     $138,625    $5,000          0           9,360                $140
   Vice-President of Research     1995     $132,500         0          0           9,300                $288
   & Development                  1994     $125,821    $7,000          0          27,820                $288

 Randall K. Boatright,            1996      $99,909    $4,000          0           8,600                $484
 C.P.A.  . . . . . . . . . .      1995      $95,400         0          0           8,200                $458
   Vice President, Chief          1994      $91,350    $5,000          0          28,200                $438
   Financial Officer and
   Secretary

---------------
(1)  Represents life insurance premiums paid by the Company.


                       STOCK OPTION GRANTS IN FISCAL 1996

       The following table provides certain information related to options granted by the Company to the named executive officers during fiscal 1996 pursuant to the Option Plan.

                               INDIVIDUAL GRANTS



                                          NUMBER OF           % OF TOTAL
                                         SECURITIES             OPTIONS
                                         UNDERLYING           GRANTED TO        EXERCISE OR
                                           OPTIONS           EMPLOYEES IN       BASE PRICE     EXPIRATION
 NAME                                    GRANTED (#)          FISCAL 1996        ($/SHARE)        DATE
 ----                                    -----------          -----------      ------------   ------------
 Herbert H. Spoon  . . . . . . . .         11,580                 2.64%(1)        $2.50         2/13/06
 Herbert H. Spoon  . . . . . . . .         20,000                 4.55%(1)        $2.00         8/30/06

 David J. Collette, M.D. . . . . .          9,360                 2.13%           $2.50         2/13/06
 Randall K. Boatright, C.P.A.  . .          8,600                 1.96%           $2.50         2/13/06

---------------
(1) Mr. Spoon received two stock option grants in 1996. The aggregate percentage of Mr. Spoon's two option grants as a percentage of the total options received by employees in 1996 is 7.19%.

AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR-END OPTION VALUES

       The following table provides information related to options exercised by the named executive officers of the Company during fiscal 1996 and the number and value of options held at fiscal year end.

                                                                          NUMBER OF SECURITIES         VALUE OF UNEXERCISED IN-
                                                                         UNDERLYING UNEXERCISED          THE-MONEY OPTIONS AT
                                                                          OPTIONS AT FY-END (#)              FY-END($)(1)
                                                                       ---------------------------    ---------------------------
                                          SHARES
                                         ACQUIRED
                                        UPON OPTION        VALUE
                NAME                   EXERCISE (#)     REALIZED($)    EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
 ----------------------------------    ------------     -----------    -----------   -------------    -----------   -------------
 Herbert H. Spoon  . . . . . . . .           0               0          148,419          35,755       $377,686         $15,684

 David J. Collette, M.D.   . . . .           0               0           20,900          25,580         $6,116         $10,211

 Randall K. Boatright, C.P.A.  . .           0               0           20,350          24,650         $5,469          $9,231

---------------
(1) Represents the product of (a) the number of shares underlying options granted multiplied by (b) the difference between (i) the fair market value of Common Stock on December 31, 1996 ($3.375) and (ii) the exercise price of the options.

PERFORMANCE GRAPH

       The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock from August 20, 1992 (the first day which the Common Stock was publicly traded), through December 31, 1996, to the NASDAQ Index and to a Peer Group of other public companies over the same period. The Peer Group is comprised of the following companies: AMBI, Inc., Aronex Pharmaceuticals, Collagenloop, CYTRX Corporation, Immunogen, Inc., IUOX Corporation, Lifecell Corporation, Luther Medical Products, and VasoMedical, Inc. The graph assumes that the value of the investment in the Company's Common Stock and each Index was $100 at August 20, 1992, and that all dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                               FISCAL YEAR ENDING

                                   [GRAPH]

  COMPANY                    1992     1992    1993      1994     1995    1996
  -------                    ----     ----    ----      ----     ----    ----
  Lifequest Medical, Inc.    100     124.71   95.29     22.35    25.88   31.76

  Peer Group                 100      99.05   99.05     61.52    86.44   39.06

  Broad Market               100     109.87  131.97    138.37   179.48  223.03

       The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or to the liabilities of Section 18 under the Exchange Act.

EMPLOYMENT AGREEMENTS AND CHANGE-OF-CONTROL ARRANGEMENTS

       Klein Medical, Inc., a wholly-owned subsidiary of the Company ("Klein Medical"), and Richard H. Klein have entered into an employment agreement whereby Mr. Klein will receive $125,000 per annum as well as a cash bonus in the event Klein Medical achieves certain sales performance criteria. The agreement with Mr. Klein expires December 31, 1999. As an inducement to enter into such agreement, the Company granted Mr. Klein non-qualified stock options for up to 60,000 shares of Common Stock, of which 30,000 vest over time and 30,000 vest upon achievement of certain sales performance criteria.

       Val-U-Med, Inc., a wholly-owned subsidiary of the Company ("Val-U-Med"), and Kalford C. Fadem have entered into an employment agreement whereby Kalford
C. Fadem will receive $100,000 per annum as well as bonus based upon the gross profits of Val-U-Med. The agreement with Kalford C. Fadem expires December 31, 1999. As an inducement to enter into such agreement, the Company granted Kalford C. Fadem non-qualified stock options for up to 60,000 shares of Common Stock, of which 30,000 vest over time and 30,000 vest upon achievement of certain sales performance criteria.

       Val-U-Med and Robert S. Fadem have entered into an employment agreement whereby Robert S. Fadem will receive $100,000 per annum as well as bonus based upon the gross profits of Val-U-Med. The agreement with Robert S. Fadem expires December 31, 1999. As an inducement to enter into such agreement, the Company granted Robert S. Fadem non-qualified stock options for up to 60,000 shares of Common Stock, of which 30,000 vest over time and 30,000 vest upon achievement of certain sales performance criteria.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The following non-employee directors served on the Board of Directors' Compensation Committee during 1996: Robert B. Johnson and Jeffrey H. Berg, Ph.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than 10 percent of a registered class of the Company's equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10 percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

       To the Company's knowledge, based solely on a review of the copies of the Section 16(a) reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10 percent beneficial owners were complied with.


                              CERTAIN TRANSACTIONS

       In February 1996, the Company completed the merger of GM Engineering, Inc., a California corporation ("GM Engineering"), with and into LifeQuest Endoscopic Technologies, Inc. ("LQET"), a wholly owned subsidiary of the Company (the "GM Merger"). Under the terms of the Plan of Merger and Acquisition Agreement (the "GM Agreement"), the principal shareholders, being Gregory M. Miles and Susan G. Miles, received 350,000 shares of the Common Stock, along with the right to exercise one piggy-back registration following the expiration of 12 months. In accordance with the terms of the GM Agreement, Mr. Miles was elected to the Board of the Company. In conjunction with the Merger, the Company and Gregory M. Miles entered into an employment agreement and a non-qualified stock option agreement. In 1997, Mr. Miles resigned from all positions which he held with the Company.

       In November 1996, the Company completed the merger (the "Klein Merger") of Klein Medical, Inc., a Texas corporation, with and into Klein Medical, with Klein Medical as the surviving corporation. The Klein Merger was consummated under a Plan of Merger and Acquisition Agreement pursuant to which Richard H. Klein received the right to receive an aggregate of 600,000 shares of Common Stock and was elected to the Board of Directors. In connection with the Klein Merger, the Company and Richard H. Klein entered into an employment agreement and a stock option agreement. See "Employment Agreements and Change-of-Control Arrangements."

       In December 1996, the Company completed the merger (the "Val-U-Med Merger") of Val-U-Med, Inc. with and into Val-U-Med, with Val-U-Med as the surviving corporation. The Val-U-Med Merger was consummated under a Plan of Merger and Acquisition Agreement, pursuant to which Kalford C. Fadem and Robert
S. Fadem each received 180,000 shares of Common Stock, Robert Evans received 131,250 shares of Common Stock, and the shareholders of Val-U-Med, Inc. received an aggregate of $400,000. In connection with the Val-U-Med Merger, Kalford C. Fadem and Robert Evans were elected to the Board of Directors, and the Company entered into employment agreements and stock option agreements with each of Kalford C. Fadem and Robert S. Fadem. See "Employment Agreements and Change-of-Control Arrangements."

       In May 1994, the Company and Valdor Fiber Optics ("Valdor") of San Jose, California, formed a corporate venture, ValQuest Medical, Inc. ("ValQuest").
In accordance with the terms of the venture agreement, Valdor transferred to ValQuest the exclusive worldwide rights to develop, manufacture and market all medical applications of Valdor's patented fiber optic connector technology.
The Company paid $100,000 to Valdor in connection with the transfer of these rights and contributed $400,000 to be used as working capital in exchange for a 55% interest in ValQuest. Valdor also transferred to ValQuest all the rights to future revenues from existing customers related to medical products in exchange for a 45% interest in ValQuest. Currently, ValQuest operates as a 82% owned subsidiary of the Company. Herbert H. Spoon, President and Chief Executive Officer of the Company, Randall K. Boatright, C.P.A., Chief Financial Officer of the Company and David J. Collette, M.D., Vice President of Research and Development of the Company, hold corresponding positions with ValQuest. In 1994, Mr. Spoon, Dr. Collette, Robert B. Johnson and Mr. Boatright, members of the Board of Directors of the Company, each received an option to acquire 12,000 shares of common stock, $.01 par value, of ValQuest under the ValQuest Medical, Inc. 1994 Stock Option Plan.


                       PROPOSALS FOR NEXT ANNUAL MEETING

       Any proposals of holders of Common Stock intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1998 must be received by the Company, addressed to the Secretary of the Company at 9601 McAllister Freeway, Suite 1120, San Antonio, Texas 78216, no later than January 2, 1998, to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.


                                 OTHER MATTERS

       As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.


                                   By order of the Board of Directors,



                                   HERBERT H. SPOON
                                   President and Chief Executive Officer

San Antonio, Texas
May 12, 1997

                            LIFEQUEST MEDICAL, INC.


            PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- JUNE 17, 1997


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          Please mark, sign, date and return in the enclosed envelope.

P            The undersigned stockholder of LifeQuest Medical, Inc. (the
R        "Company") hereby appoints Randall K. Boatright and Herbert H. Spoon,
O        or each of them, proxies of the undersigned with full power of
X        substitution to vote at the Annual Meeting of Stockholders of the
Y Company to be held on Tuesday, June 17, 1997, at 3:00 p.m., Eastern Daylight Time, at Val-U-Med, Inc.'s offices, Fulton 400 Corporate Center, Suite 700, Roswell, Georgia, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:


         (1)   ELECTION OF DIRECTORS


               [ ]      FOR                [ ]      WITHHOLD AUTHORITY
               all nominees listed below   to vote for all nominees listed below
               (except as marked below)


               Herbert H. Spoon       Richard H. Klein   David J. Collette, M.D.

               Randall K. Boatright   Robert Evans       Jeffrey H. Berg, Ph. D.

               Robert B. Johnson      Kalford C. Fadem

               INSTRUCTIONS:       TO WITHHOLD AUTHORITY TO VOTE FOR ANY
                                   INDIVIDUAL NOMINEE, DRAW A LINE THROUGH OR
                                   STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH
                                   ABOVE.


         (2) PROPOSAL TO AMEND THE COMPANY'S 1989 STOCK OPTION PLAN, AS AMENDED (THE "OPTION PLAN"), TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE OPTION PLAN TO 1,500,000.

                  [ ] FOR           [ ]  AGAINST           [ ]  ABSTAIN


         (3) PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997

                  [ ] FOR           [ ]  AGAINST           [ ]  ABSTAIN

         (4) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof;

          all as more particularly described in the Proxy Statement dated May 19, 1997, relating to such meeting, receipt of which is hereby acknowledged.

               This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3.



                                             -----------------------------------



                                             -----------------------------------
                                               Signature of Stockholder(s)


                                             Please sign your name exactly as
                                             it appears hereon. Joint owners
                                             must each sign. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             your full title as it appears
                                             hereon.

                                             Dated                       , 1997.
                                                   ----------------------